                                                                   EXHIBIT 4.183

Joe Manchin III                                       Penney Barker, Team Leader
Secretary of State                                         Corporations Division
State Capitol Building                                        Tel: (304)558-8000
1900 Kanawha Blvd. East                                       Fax: (304)558-5758
Charieston, WV 25305-0770                        Hours: 8:30 a.m. - 5:00 p.m. ET

                                 WEST VIRGINIA
                            ARTICLES OF ORGANIZATION
                          OF LIMITED LIABILITY COMPANY         Control#---------

We, acting as organizers according to West Virginia Code Section 31B-2-202, adopt the following Articles of Organization for a West Virginia Limited Liability Company:

1.  The name of the West Virginia limited liability                               KANAWHA RIVER VENTURES I, LLC
    company shall be: [The name must contain one of
    the required terms such as "limited liability                                 ------------------------------------------------
    company" of abbreviations such as "LLC" or
    "PLLC" --see instructions for list of acceptable
    terms.]

2.  The company will be a:                            [X] LLC              [ ]    professional LLC for the profession of ---------

3.  The address of the initial designated                              Street:    600 Laidley Tower
    office of the company will be:
    [need not be a place of the company's business]            City/State/Zip:    Charleston     WV 25301

4.  The mailing address of the principal                           Street/Box:    301 North Memorial Drive, Suite 333
    office, if different, will be:
                                                               City/State/Zip:    St. Louis, MO 63102

5.  The name and street address of the                                   Name:    C T Corporation System
    person to whom notice of process
    may be sent, if any, is:                                           Street:    707 Virginia Street East, 16th Floor

                                                               City/State/Zip:    Charleston, West Virginia 25301

    The mailing address of the above                               Street/Box:    ------------------------------------------------
    agent of process, if different, is:
                                                              chity/State/Zip:    ------------------------------------------------

6.  The name and address of each organizer and member with signature authority.

     Name                     No. & Street         City, State, Zip
     ----                     ------------         ----------------
JIRI Nemec                  600 Laidley Tower     Charleston, WV 25301

Steven F. Schaab            701 Market Street     St. Louis, MO 63101

James C. Sevem              701 Market Street     St. Louis, MO 63101

Richard D. Robison          701 Market Street     St. Louis, MO 63101

------------------          -----------------     -------------------

7. The company will be:     [X] an at-will company, for an indefinite period.

                            [ ] a term company, for the term of--------years.

FORM LLD-1             Issued by the Secretary of State, State
[ILLEGIBLE]            Capital, Charleston, WV 25305-0770           Revised 4/03

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY

8.  The company will be:                              [X] member-managed. [Professional LLCs, please list all members on attached sheet to assure compliance with licensing requirements.]

                                                      [ ] manager-managed, and the name and address of each initial manager is listed below. [Attach extra sheet if needed.]

SNOWBERRY LAND COMPANY
----------------------------------------------------    --------------------------------------------------------------------------

----------------------------------------------------    --------------------------------------------------------------------------

9.  All or specified members of a limited liability   [X] NO--All debts, obligations and liabilities are those of the company.
    company are liable in their capacity
    as members for all or specified debts,            [ ] Yes--Those persons who are liable in their capacity as
    obligations or liabilities of the company.                 members for all debts, obligations or liability of the
                                                               company have consented in writing to the adoption of
                                                               the provision or to be bound by the provision.

10. The purposes for which this limited liability company is formed are as follows:
       (Describe the type(s) of business activity which will be conducted, for example, "real estate," "construction of residential and commercial buildings," "commercial printing," " professional practice of architecture.")

11. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law:
    [See instructions for further information; use extra pages if necessary.]

12. The number of pages attached and included in these Articles is 0.

13. The requested effective date is:      [X] the date & time of filing
      [Requested date may not be
      earlier than filing nor later than [ ] the following date----and time---- 90 days after filing.]

14. Contact and Signature Information:

    a.  Contact person to reach in case there is a problem with filing: Jeffery
        L. Klinger

                Phone# 314-342-7790

    b.  Print Name of person who is signing articles of organization: JIRI NEMEC

    c. Signature of: (manager of a manager-manged company, member of a member-managed company, person organizing the company, if the company has not been formed or attorney-in-fact for any of the above.

JIRI NEMEC                      President Snowberry            /s/ JIRI NEMEC
-------------------             -------------------            -----------------
Name [print or type]            Title/Capacity                 Signature